UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

Zalatoris II Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-901886	86-1837862
(Commission File Number)	(IRS Employer Identification No.)

99 Wall Street

Suite 5801

New York, New York 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (917) 675-3106

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and one Redeemable Warrant	ZLSWU	The Nasdaq Stock Market LLC
Class A Ordinary Share, $0.0001 par value per share	ZLS	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	ZLSWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Change in Company Officers and Directors

In early March of 2024, Paul Davis presented to the then current members of the board of directors (the “Former Board”) of Zalatoris II Acquisition Corp, a Nasdaq-listed exempted company formed in the Cayman Islands (the “Company”) a resignation letter resigning from his position as Chief Executive Officer and as a member of the Former Board (the “CEO Resignation”).

On March 15, 2024, the Former Board appointed Llewellyn Farquharson, the then Chief Financial Officer of the Company, as Chief Executive Officer and director of the Company, in order to fill the vacancy created by the CEO Resignation (the “Interim CEO Appointment”). Also on March 15, 2024, to fill the vacancy in the Former Board created by the Interim CEO Appointment, the Former Board appointed Henry Bruce as Chief Financial Officer and director of the Company.

In mid-March of 2024, Llewellyn Farquharson was terminated from his position as an independent director of the Company (“Mr. Farquharson’s Termination”).

On April 12, 2024, the board of directors (the “Board”) of the Company held a special meeting (the “Meeting”) during which the Board ratified Mr. Farquharson’s Termination and appointed Spyridon Bonatsos as Chief Executive Officer and director of the Company, in order to fill the vacancy created by Mr. Farquharson’s Termination.

As a result of the above-mentioned resignations and appointments, the Board and the Executive Officers of the Company shall consist of solely the following persons:

Chief Executive Officer and Director	Spyridon Bonatsos
Chief Financial Officer and Director	Henry Bruce
Independent Director	Demetris Demetriou
Independent Director	Adeel Rouf
Independent Director	Vik Mittal

The following sets forth certain information concerning each of the new appointees’ past employment history, directorships held in public companies, if any, and, for directors, their qualifications for service on the Board.

Henry Bruce

Mr. Bruce is a finance professional with over twenty years of commercial experience. In his prior roles, he has successfully completed many acquisitions, including joint ventures. Since December 2017, he has been the Vice President of Finance of The St. James, a private equity funded sports and wellness start up headquartered in Springfield, Virginia. He was previously a President and General Manager of Oldcastle Inn. (“Oldcastle”), a subsidiary of multinational construction company CRH PLC (NYSE: CRH), from January 2007 to November 2017. Mr. Bruce also served as Chief Financial Officer of Oldcastle Paving Architectural Products’ Northeast Region from 2002 to the end of 2006 and as Assistant Vice President of Development from 1999 to 2022. Mr. Bruce is admitted to the Irish Institute of Chartered Accountants. Mr. Bruce graduated from the University College of Dublin with a B.A. degree in Economics and a Diploma in Business Studies in Banking and Finance.

Spyridon Bonatsos

Dr. Bonatsos is a seasoned executive with extensive leadership experience in the construction and manufacturing industries, currently serving as Chief Executive Officer of Atlas Panton Ltd and its subsidiaries ("Atlas") since January 2024. Atlas is recognized as a leader in the construction sector. He previously served as the Chief Operating Officer of Atlas from March 2021 to December 2023. Dr. Bonatsos continues to serve as a member of the board of Atlas (since March 2021). His leadership philosophy emphasizes inclusivity and forward-thinking, cultivating a culture of high performance and adaptability. He seeks to prioritize compliance and ethical standards, strengthening customer, employee, and stakeholder trust. Dr. Bonatsos brings a wealth of experience in manufacturing, supply chain, and logistics management, particularly within a mergers and acquisitions framework. He successfully directed the supply chain integration during the strategic merger of Cyprus's largest dairies under the Vivartia Group (Greece), creating a streamlined operational system that significantly enhanced efficiency and expanded market presence. Before his appointment to the board of directors at Atlas, Dr. Bonatsos led the company’s international business development and its international operations and logistics from August 2014 to February 2021. Prior to August 2014, he was responsible for overseeing all manufacturing activities and managing multiple production facilities, consistently improving process efficiencies and production output. Dr Bonatsos holds a Ph.D. in Management Sciences from the University of Strasbourg, where he focused his research on the theory of constraints, operations management and change management. He also holds a Master of Engineering and Technology Management from Washington State University and an MBA from the Cyprus Institute of Marketing.

Committee Appointments

At the Meeting the Board confirmed and ratified the composition of each of the Audit Committee, the Compensation Committee, and Nominating and Corporate Governance Committee, which were not affected by the new appointments and resignations, and are as follows:

Audit Committee	Demetris Demetriou Adeel Rouf Vik Mittal
Compensation Committee	Demetris Demetriou Adeel Rouf Vik Mittal
Nominating and Corporate Governance Committee	Demetris Demetriou Adeel Rouf Vik Mittal

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has caused this report to be signed on its behalf by the undersigned duly authorized officer.

ZALATORIS II ACQUISITION CORP

Date: April 17, 2024	By:	/s/ Spyridon Bonatsos
Spyridon Bonatsos
Chief Executive Officer

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